Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of Jowell Global Ltd. (the “Company”) of our report dated on May 9, 2025, relating to the financial statements, which appears in this annual report on Form 20-F of the Company for the years ended December 31, 2024 and 2023.

/s/ Enrome LLP

Enrome LLP

Singapore

August 26, 2025